Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-227431) pertaining to the BHP Billiton Limited Executive Incentive Plan and the BHP Billiton Limited Global Employee Share Plan,

(2)	Registration Statement (Form S-8 No. 333-100496) pertaining to the BHP Billiton Ltd Executive Incentive Plan and Group Short Term Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-141531) pertaining to the BHP Billiton Limited Global Employee Share Plan, and

(4)	Registration Statement (Form S-8 No. 333-160636) pertaining to the BHP Billiton Limited Group Incentive Scheme;

of our reports dated 6 September 2022, with respect to the consolidated financial statements of BHP Group Limited, and the effectiveness of internal control over financial reporting of BHP Group Limited included in this Annual Report (Form 20-F) of BHP Group Limited for the year ended 30 June 2022.

/s/ Ernst & Young
Melbourne, Australia 6 September 2022